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                                                                    Exhibit 10.5
                        HORACE MANN EDUCATORS CORPORATION
                            1991 STOCK INCENTIVE PLAN
                AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 1999

SECTION 1. Purpose; Definitions.

     The purpose of the Plan is to enable existing and prospective officers, employees and directors of the Company, its subsidiaries and affiliates to participate in the Company's future and to enable the Company to attract and retain such persons by offering them proprietary interests in the Company.

     For purposes of the Plan, the following terms are defined as set forth below:

          a. "Affiliate" means a corporation or other entity controlled by the Company and designated by the Committee as such.

          b. "Award" means a Stock Appreciation Right, Stock Option, or Common Stock with or without restrictions.

          c.   "Board" means the Board of Directors of the Company.

          d.   "Cause" has the meaning set forth in Section 5(i).

          e.   "Change in Control" has the meaning set forth in Section 8(b).

          f. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          g. "Commission" means the Securities and Exchange Commission or any successor agency.

          h.   "Committee" means the Committee referred to in Section 2.

          i. "Common Stock" means common stock, $.001 per share par value, of the Company.

          j.   "Company" means Horace Mann Educators Corporation.

          k. "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

          l. "Early Retirement" means retirement from active employment with the Company, a subsidiary or Affiliate pursuant to the early retirement provisions of the applicable tax qualified pension plan of such employer.
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          m.   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          n. "Fair Market Value" means, except as provided in Sections 5(j) and 6(b)(ii)(2), the mean, as of any given date, between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

          o. "Incentive Stock Options" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          p. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          q. "Normal Retirement" means retirement from active employment with the Company, a subsidiary or Affiliate, pursuant to the normal retirement provisions of the applicable tax qualified pension plan of such employer.

          r. "Outside Director" shall mean a director who satisfies both (i) the requirements for an "outside director" as set forth in
               Section 162m of the Code and Treasury Reg. Section 1.162-27(e)(3)(i) promulgated thereunder and (ii) the requirements for a "non-employee director" set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or successor requirements thereto.

          s. "Plan" means the Horace Mann Educators Corporation 1991 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

          t.   "Retirement" means Normal or Early Retirement.

          u. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

          v.   "Stock Appreciation Right" means a right granted under Section 6.

          w.   "Stock Option" or "Option" means an option granted under Section
               5.

          x. "Termination of Employment" means the termination of the participant's employment with the Company and any Affiliate. A participant employed by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the participant does not immediately thereafter become an employee of the Company or another Affiliate.


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          y.   "Vested" or "Vesting" means (i) with respect to an Option or
               Stock Appreciation Right, that it is exercisable subject to whatever or restrictions on exercise may exist by the terms of this Plan or the option agreement; and (ii) with respect to Common Stock, that no longer has any restrictions.

               In addition, certain other terms used herein have definitions given to them in the first place on which they are used.

SECTION 2. Administration.

     The Plan shall be administered by a Committee of the Board, composed of not less than two Outside Directors, appointed by and serving at the pleasure of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

     The Committee shall have plenary authority to grant Awards to existing and prospective officers, employees and directors of the Company or an Affiliate.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

          (a) to select the existing and prospective officers, employees and directors to whom Awards may from time to time be granted;

          (b) to determine whether and to what extend Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Common Stock or any combination thereof are to be granted hereunder;

          (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

          (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the share price, any Vesting restriction or limitation and any Vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine);

          (e) to adjust the terms and conditions, at any time or from time to time, of any Award, including with respect to performance goals and measurements applicable to performance-based Awards pursuant to the terms of the Plan; and

          (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to


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     interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

     Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. Common Stock Subject to Plan.

     Initially, the total number of shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan was 2,000,000 shares. Pursuant to the 2-for-1 split of Common Stock effective December 15, 1997, an additional 2,000,000 shares of Common Stock were reserved and available for distribution pursuant to Awards under the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     The number of shares with respect to which Stock Options or Stock Appreciation Rights may be granted during any calendar year to any one person (awards of Stock Options and of Stock Appreciation Rights granted in tandem with each other being deemed to have been granted with respect to the same shares) shall not in the aggregate exceed 500,000.

     Subject to Section 6(b)(iv), if any shares of Common Stock that have been optioned cease to be subject to a Stock Option, if any shares of Common Stock that are subject to any Award are forfeited or if any Award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with Awards under the Plan; provided, the person holding such Award received no benefits of ownership (within the meaning of Rule 16b-3 while holding such Award).

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, stock split, extraordinary distribution with respect to the Common Stock or other similar change in corporate structure affecting the Common Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, and the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.


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SECTION 4. Eligibility.

     Existing and prospective officers, employees and directors of the Company and its Affiliates who are or who are expected to be responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates are eligible to be granted Awards under the Plan.

SECTION 5. Stock Options.

     Stock options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     The committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 425(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the option agreement. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the participant.

     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

          (a) Option Price. The option price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than the Fair Market Value of the Common Stock subject to the Option at time of grant. The option price of a Non-Qualified Stock Option shall be the Fair Market Value of the Common Stock subject to the Option on the


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               date of grant.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Option is granted.

          (c) Vesting. Subject to Section 5(a) and 8(a)(i), Stock Options shall be Vested at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is Vested only in installments, the Committee may at any time waive such installment Vesting provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the Vesting of any Stock Option.

          (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option period by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

               Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option and, in the case of the exercise of a Non-qualified Stock Option, Common Stock with restrictions subject to an Award hereunder which is of the same class as the Common Stock subject to the Stock Option (based, in each case, on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

               If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Common Stock with restrictions, the number of shares of Common Stock to be received upon such exercise equal to the number of shares of such Common Stock with restrictions used for payment of the option exercise price shall be subject to the same forfeiture restrictions or deferral limitations to which such Common Stock with restrictions was subject, unless otherwise determined by the Committee.

               No shares of Common Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions or deferral limitations that may apply if a Stock Option is exercised using Common Stock with restrictions, an optionee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of


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               exercise, has paid in full for such shares and, if requested, has given the representation described in Section 11(a).

          (e) Non-transferability of Options. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution. Notwithstanding the foregoing, a Stock Option which is granted to a Director may be transferred to the spouse or lineal descendant of the Director optionee or to the trustee of a trust for the primary benefit of a spouse or lineal descendent. Such assignee shall be subject to all of the terms and provisions of the Plan.

          (f) Termination by Death. If an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent that Vested or such other option outstanding and not Vested for which Vesting may be accelerated as the Committee may determine, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (g) Termination by Reason of Disability. If an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was Vested at the time of termination or such other option outstanding and not Vested for which Vesting may be accelerated as the Committee may determine, for a period of one year (or such shorter period as the committee may specify as grant) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such one-year (or such shorter) period, continue to be Vested to the extent to which it was Vested at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

          (h) Termination by Reason of Retirement. If an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee which was unvested at the time of such Retirement, will become Vested one year after the optionee's date of Termination by reason of Retirement. Further, such optionee may exercise such Stock Options for a period of one year thereafter or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year (or such shorter) period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such one-


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               year (or such shorter) period, continue to be Vested to the extent to which it was Vested at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
               Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

          (i) Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such optionee shall thereupon terminate, except that if such Termination of Employment of the optionee is involuntary and without Cause, such Stock Option shall be fully Vested and may be exercised within the lesser of six months from the date of such Termination of Employment or the balance of such Stock Option's term. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change in Control (as defined in Section 8(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be Vested and may be exercised within the lesser of (1) six months and one day from the date of such Termination of Employment, and (2) the balance of such Stock Option's term. Unless otherwise determined by the Committee, for the purposes of the Plan "Cause" shall mean (1) the conviction of the optionee for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling the optionee's employment duties or (3) willful and deliberate failure on the part of the optionee to perform his employment duties in any material respect.

SECTION 6. Stock Appreciation Rights

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

          A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in
          Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the


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               extent that the Stock Options to which they relate are Vested in accordance with the provisions of Section 5 and this Section 6; provided, however, that a Stock Appreciation Right shall not be Vested during the first six months of its term by an optionee who is actually or potentially subject to Section 16(b) of the Exchange Act.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

               In the case of Stock Appreciation Rights relating to Stock Options held by optionees who are actually or potentially subject to Section 16(b) of the Exchange Act, the Committee:

               (1) may require that such Stock Appreciation Rights be exercised only in accordance with the applicable "window period" provisions of Rule 16b-3; and

               (2) in the case of Stock Appreciation Rights relating to Non-Qualified Stock Options, may provide that the amount to be paid upon exercise of such Stock Appreciation Rights during a Rule 16b-3 "window period" shall be based on the highest mean sales price of the Common Stock on the New York Stock Exchange on any day during such "window period".

         (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e).

          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

SECTION 7. Common Stock Awards

     (a) Administration. Shares of Common Stock with or without specified restrictions may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the existing and prospective officers, employees and directors to whom and the time or times at which grants of Common Stock will be awarded, the number of shares to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those continued in
          Section 7(c).


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          The Committee may condition the grant of Common Stock upon the attainment of specified performance goals of the participant or of the Company or subsidiary, division or department of the Company for or within which the participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Common Stock Awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. Each participant receiving an Award of Common Stock shall be issued a certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such participant.

          Each participant receiving an Award of Common Stock with restrictions shall be issued a certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Horace Mann Educators Corporation 1991 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, IL 62715."

          The Committee may be required that the certificates evidencing such shares of Common Stock with restrictions be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any such Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     (c) Terms and Conditions. Shares of Common Stock with restrictions shall be subject to the following terms and conditions:

          (i) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7(c)(vi), during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of such Stock. Within these limits, the Committee may provide for the Vesting of such shares in installments and may accelerate Vesting, in whole or in part, based on service, performance of the participant or of the Company or the subsidiary, division or department for which the participant is employed or such other factors or criteria as the Committee may determine.

          (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of such Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the restrictions, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee and subject to Section 11(f) of the Plan, (1) cash dividends on the class or series of

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                Common Stock that is the subject of the restrictions shall be automatically deferred and reinvested in additional Common Stock with the same or similar restrictions, and (2) dividends on the class or series of Common Stock that is the subject of the restrictions payable in Common Stock shall be paid in the form of Common Stock of the same class with the same restrictions on which such dividend was paid.

          (iii) Except for the extend otherwise provided in the applicable Restricted Stock Agreement for Sections 7(c)(i), 7(c)(iv) and 8(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

          (iv) Except to the extent otherwise provided in Section 8(a)(ii), in the event that a participant involuntarily incurs a Termination of Employment (other than for Cause), the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such participant's shares of Common Stock.

          (v) If and when the Restriction Period expires without a prior forfeiture of the Common Stock subject to such Restriction Period, unlegended certificates for such Vested shares shall be delivered to the participant.

          (vi) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

SECTION 8. Change In Control Provisions.

     (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined in Section 8(b)), with regard to existing (not prospective) officers, employees and directors of the Company or an Affiliate:

          (i) Any Stock Appreciation Rights and Stock Options outstanding as of the date such Change in Control is determined to have occurred and not then Vested shall become fully Vested; provided, however, that, in the case of the holder of Stock Appreciation Rights who is actually subject to Section 16(b) of the Exchange Act, such Stock Appreciation Rights shall have been outstanding for at least six months prior to exercise.

          (ii) The restrictions and deferral limitations applicable to any Common Stock with restrictions shall lapse, and such Common Stock shall become free of all restrictions and become fully Vested and transferable to the full extent of the original grant.

     (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

          (i) there shall be consummated (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the company in which no

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                Company shareholder's ownership percentage in the surviving corporation immediately after the merger is less than such shareholder's ownership percentage in the Company immediately prior to such merger by ten percent (10%) or more; or (2) any sale, lease exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company;

          (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company which is a part of a sale of assets, merger, or reorganization of the Company or other similar transaction;

          (iii) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than The Fulcrum III Limited Partnership, The Second Fulcrum III Limited Partnership and Gibbons, Goodwin, van Amerongen L.P., is or becomes, directly or indirectly, the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of securities of the Company that represent 51% or more of the combined voting power of the Company's then outstanding securities; or

          (iv) a majority of the members of the Company's Board of Directors are persons who are then serving on the Board of Directors without being elected by the Board of Directors or having been nominated by the Company for election by its shareholders.

SECTION 9. Amendments and Termination.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right and Common Stock Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule16b-3 or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

     The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent, except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

SECTION 10. Unfunded Status of Plan.

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred

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     compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 11. General Provisions.

     (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

     (c) The adoption of the Plan shall not confer upon any employee any right to continue employment nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the employment of any employee at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

     (e) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Common Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Common Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

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     (f)  The reinvestment of dividends in additional Common Stock with restrictions at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under
          Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

     (g) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

     (h) Pursuant to this Plan, the Company is vested with authority to assist an optionee to whom an Award is granted hereunder (including any director or officer of the Company or any of its Affiliates who is also an optionee) in the payment of the purchase price or other amounts payable in connection with the receipt or exercise of that Award, by leading such amounts to such optionee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by the Board or the Committee.

     (i) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 12. Effective Date of Plan.

     The Plan shall be effective on October 15, 1991. This Plan document amends and restates the 1991 Stock Incentive Plan and is effective December 31, 1999.


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